EXHIBIT 4.6

                              KINARK CORPORATION
                       6,066,536 SHARES OF COMMON STOCK
                          OFFERED PURSUANT TO RIGHTS
                         DISTRIBUTED TO STOCKHOLDERS OF
                              KINARK CORPORATION

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated October 4, 1996, and the "Instructions as to Use of Kinark Corporation Subscription Cards" relating to the offer by Kinark Corporation (the "Company") of 6,066,536 shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company, at a subscription price of $3.00 per share for each share of Common Stock, in cash, pursuant to nontransferable subscription rights (the "Rights") initially distributed to holders of record ("Record Owners") of Common Stock as of the close of business on September 27, 1996 (the "Record Date").

     As described in the accompanying Prospectus, you will receive one nontransferable Right for each share of Common Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for one share of Common Stock (the "Subscription Privilege") at a subscription price of $3.00 per share (the "Subscription Price").

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and the related Instructions as to Use of Kinark Corporation Subscription Cards. However, we urge you to read these documents carefully before instructing us to exercise Rights.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO EXERCISE RIGHTS ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE OFFERING. THE OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 8, 1996, UNLESS THE OFFERING IS EXTENDED BY THE COMPANY. ONCE YOU HAVE EXERCISED A RIGHT, SUCH EXERCISE MAY NOT BE REVOKED UNLESS THE COMPANY FILES A POST-EFFECTIVE AMENDMENT TO ITS REGISTRATION STATEMENT RELATED TO THIS RIGHTS OFFERING WHICH INCLUDES A MATERIAL CHANGE IN THE TERMS OF THE RIGHTS OFFERING.

     If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO MORROW & CO., INC., THE INFORMATION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (800) 566-9061.

                                   INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $.10 per share (the "Common Stock"), of Kinark Corporation (the "Company").

     This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and Proxy Statement and the related Instructions as to Use of Kinark Corporation Subscription Cards.

     Box 1. [ ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.
     Box 2. [ ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                    NUMBER OF      SUBSCRIPTION        TOTAL
                    SHARES              PRICE          PAYMENT


Subscription Right: _________ X    $3.00          =    $________ (must equal
                                                                 total of
                                                                 amounts in
                                                                 Boxes 3
                                                                 and 4.)

     Box 3. [ ] Payment in the amount of $________________ has been arranged by:

                    [ ]  enclosing a check
                         (bank and account number:)
                    [ ]  wire transfer of funds
                         (name of transferor institution:)

     Box 4. [ ] Please deduct payment from the following account maintained by you as follows:

____________________________________         _________________________________
         Type of Account                                Account No.

Amount to be deducted: $______________

Date:________________________, 1996          ________________________________

                                             ________________________________
                                                       Signature(s)

                                             Please type or print name(s) below

                                             ________________________________

                                             ________________________________